Press Release

SANTANDER BANCORP DOUBLES EARNINGS FOR 2004 VERSUS 2003

Net income for 2004 amounted to $84.5 million, a 114.1% improvement over net income of $39.4 million for 2003.

Net income for the quarter ended December 31, 2004 reached $21.3 million, a 35.5% improvement over the net income of $15.7 million reported for the fourth quarter of 2003.

Earnings per common share for the year ended December 31, 2004 amounted to $1.81 per share, a $1.12 improvement compared to $0.69 per share for the same period in 2003. Earnings per common share (EPS) for the quarter ended December 31, 2004 amounted to $0.46 per share, an improvement of $0.20 compared to $0.26 per share for the same quarter in 2003.

Net interest income after provision for loan losses1 for the year ended December 31, 2004 improved 32.3% reaching $213.1 million, compared to $161.0 million for the same period in 2003. Net interest income after provision for loan losses 1 for the fourth quarter of 2004 amounted to $157.1 million, an increase of 27.2% compared to $44.9 million for the same period in 2003.

ROA and ROE for the year ended December 31, 2004 were 1.10% and 16.90%, respectively, a significant improvement over 0.59% and 6.08%, respectively, for the same period in 2003.

For the year and the quarter ended December 31, 2004, the efficiency ratio1 improved 651 and 559 basis points, respectively, compared to the same periods in 2003.

Net loans, including loans held for sale, reached $5.5 billion as of December 31, 2004, reflecting an increase of 33.0% compared to net loans as of December 31, 2003.

Non-performing loans to total loans improved to 1.57% as of December 31, 2004, from 2.33% as of December 31, 2003, a reduction of 76 basis points.

Customer Financial Assets Under Control reached $12.8 billion as of December 31, 2004, an increase of $2.2 billion or 20.2% compared to December 31, 2003.

The common stock dividend for the fourth quarter of 2004 increased by $0.05 to $0.16 compared to dividends paid in the previous quarter in of 2004. The current annualized dividends yield is 2.12%.

SBP common stock price per share increased from $22.14 as of December 31, 2003, to $30.16 as of December 31, 2004, an increase of 36% or $374.2 million in market capitalization.

San Juan, Puerto Rico, January 27, 2005 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Company"), reported today its unaudited financial results for the year and the quarter ended December 31, 2004. Net income for the year ended December 31, 2004 The financial results for 2004 more than doubles the results reported for the year 2003.reflect a substantial improvement in, reaching net income, which reached $84.5 million, a 114.1% improvement over net income of $39.4 million reported during for 2003. For the quarter ended December 31, 2004, net income amounted to $21.3 million, a significant increase of 35.5% over net income of $15.7 million for the quarter ended December 31, 2003.

Net income for the year ended December 31, 2004 reached $84.5 million or $1.81 per common share. This represents an increase of 114.1% over net income for the year ended December 31, 2003, of $39.4 million or $0.69 per common share2. The earnings per common share for the year ended December 31, 2004 increased by $1.12, which more than doubles the prior year's earnings per common share. Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 16.90% and 1.101%, respectively, for the year ended December 31, 2004, an increase of 1,082 basis points in ROE and 52 basis points in ROA when compared to ROE and ROA of 6.08% and 0.59%, respectively, for the year ended December 31, 2003. The Efficiency Ratio1 for the year ended December 31, 2004, also reflected a significant improvement of 651 basis points, reaching 63.54%, compared to 70.05% for the year ended December 31, 2003. The improvement in the efficiency ratio during 2004, when compared to 2003, is a direct result of higher revenues and lower expenses.

For the quarter ended December 31, 2004, net income amounted to $21.3 million or $0.46 per common share, compared to net income of $15.7 million or $0.26 per common share2 for the fourth quarter of 2003. ROE and ROA were 16.04% and 1.08%, respectively, for the quarter ended December 31, 2004, compared to 8.89% and 0.87%, respectively, for the fourth quarter of 2003. The Efficiency Ratio1 improved by 559 basis points to 60.48% for the fourth quarter of 2004, compared to 66.07% reported during the fourth quarter of 2003.

The earnings per share computations for all periods presented in the accompanying financial information have been adjusted retroactively to reflect the 10% stock dividend declared by the Board of Directors on July 9, 2004.

Income Statement

The increase of $45.0 million or 114.1% in net income for the year ended December 31, 2004, compared to the same period in 2003 was principally due to an increase of $25.9 million in net interest income, a decrease in the provision for loan losses of $23.5 million and a decrease in operating expenses of $6.2 million. These changes were partially offset by an increase in the provision for income tax of $8.4 million and a decrease of $2.2 million in other income due primarily to a decrease in gain on sale of loans.

The $5.6 million improvement in net income for the fourth quarter of 2004 compared to the same period in 2003 was principally due to an increase of $0.9 million in net interest income, a decrease of $10.5 million in the provision for loan losses, an increase in other income of $1.6 million and a $2.4 million decrease in operating expenses. These changes were partially offset by an increase of $9.8 million in the provision for income tax.

For the year ended December 31, 2004, net interest income1 amounted to $239.3 million, an increase of 13.5% compared to $210.8 million for the same period in 2003. This improvement was due to an increase in average interest earning assets of $932 million or 14.6%, as a result of an increase in commercial activities as well as a reduction and a decrease in total cost of funds of 24 basis points. This was partially offset by a decrease of 18 basis points in the yield on interest earning assets.

For the quarter ended December 31, 2004, net interest income1 amounted to $61.6 million, an increase of 2.8% compared to $59.9 million for the fourth quarter in 2003. The improvement in net interest income1 was principally due to an increase in average interest earning assets of $736 million or 10.8% and a decrease of 28 basis points in total cost of funds.

The provision for loan losses reflected a decrease of $23.5 million or 47.2% from $49.7 million for the year ended December 31, 2003 to $26.3 million for 2004 due to strong management action on non-performing loan recoveries. Furthermore, for the quarter ended December 31, 2004, the reduction in the provision for loan losses was $10.5 million or 70.0% compared to the same period in 2003. The reduction in the provision for loan losses was due to: (1) a 27.9% reduction in net charge-offs from $37.1 million for the year ended December 31, 2004 to $26.8 million for 2004 and (2) an 11% decrease in non-performing loans, which are down to $87.5 million as of December 31, 2004 from $98.4 million as of December 31, 2003. In addition to the improvement in net charge-offs and non-performing loans, the reduction in the provision for loan losses is due in part to an improvement in the loss ratios, which are in the estimation of the allowance for loan losses for its consumer loan portfolio.

For the year ended December 31, 2004, net interest income after provision for loan losses1 amounted to $213.1 million, an increase of 32.3% compared to $161.0 million for the same period in 2003. For the quarter ended December 31, 2004, net interest income after provision for loans losses1 amounted to $57.1 million, an increase of 27.2% compared to $44.9 million for the fourth quarter in 2003.

For the year ended December 31, 2004, other income decreased $2.2 million compared to the same period in 2003. This decrease was the result of lower gains on sale of loans of $9.4 million, a decrease of $1.5 million in trading gains and lower gains on sales of other real estate owned of $1.0 million, that were partially offset by increases of $1.6 million in mortgage servicing rights recognized arising from the sale of mortgage loans, $2.8 million in gain on sale of a building, $3.2 million in derivative gains and $2.1 million in fee income from the broker-dealer, asset management and insurance operations.

For the quarter ended December 31, 2004, there was an increase in other income of $1.6 million or 5.8% from $27.6 million for the quarter ended December 31, 2003 to $29.2 million for the quarter ended December 31, 2004. This increase was principally due to higher gains on derivative future contracts (cover call options) transactions of $3.2 million and in fee income from the broker-dealer, asset management and insurance operations of $0.7 million. These increases were partially offset by lower gains on sale of loans of $2.5 million. During the fourth quarter 2004, the Company decided to utilize cover calls options on a portion of its investment portfolio to generate additional income, rather than increase the size of the portfolio given the current low long-term interest rate environment.

For the year ended December 31, 2004, the Efficiency Ratio1 improved 651 basis points to 63.54%, compared to 70.05% for the year ended December 31, 2003. This improvement was mainly a result of higher revenues (excluding gains on sales of securities and a gain on the sale of a building during the first quarter of 2004) and a decrease of $6.2 million or 2.8% in operating expenses.

For the quarter ended December 31, 2004, the Efficiency Ratio1 improved 559 basis points to 60.48% from 66.07% for the same period in 2003. This improvement was a result of higher revenues (excluding gains on sales of securities) and a decrease of $2.4 million or 4.2% in operating expenses.

For the year ended December 31, 2004, there were cost reductions of $6.2 million or 2.8% in operating expenses compared to the same period in 2003. Other operating expenses, excluding personnel expenses, were reduced by $8.4 million offset by an increase in personnel expenses of $2.2 million. This expense reduction was primarily due to a decrease of $9.2 million or 23% in electronic data processing servicing, amortization and technical services due to lower servicing costs. There were also decreases in amortization of intangibles of $2.5 million, repossessed assets provision and expenses of $2.6 million and collections and related legal costs of $3.6 million. These decreases were partially offset by increases in professional services of $5.6 million, partly associated with the implementation of certain provisions of the Sarbanes-Oxley Act as well as other consulting services, and an increase in business promotion of $3.7 million consistent with our strategy to increase market share and grow the volume of our business. Personnel expenses increased by $2.2 million due to higher salaries, the in-sourcing of collection services and severance payments, partially offset by a decrease in pension and other benefits and by an increase in expenses deferred as loan origination costs.

Operating expenses decreased $2.4 million or 4.2% from $57.3 million for the quarter ended December 31, 2003 to $55.0 million for the quarter ended December 31, 2004. This reduction was due primarily to a decrease in EDP servicing, amortization and technical services of $3.0 million due to lower servicing costs, a decrease of $1.2 million in collections and related legal costs as a result of in-sourcing of the collections function, a decrease of $0.7 million in repossessed assets provisions and expenses and a decrease in personnel costs of $0.7 million. These decreases were partially offset by increases of $1.6 million in professional services, partly associated with the implementation of certain provisions of the Sarbanes-Oxley Act as well as other consulting services, and an increase of $1.4 million in advertising and promotion consistent with our strategy to increase market share and grow the volume of our business.

Balance Sheet

Total assets as of December 31, 2004 increased by $1.0 billion or 13.0% to $8.3 billion compared to $7.4 billion as of December 31, 2003. As of December 31, 2004, there was an increase of $1.4 billion in net loans, including loans held for sale (further explained below) compared to December 31, 2003 balances. The increase in net loans at December 31, 2004 when compared to December 31, 2003 was partially offset by a decrease in investment securities of $508.0 million, an increase of $86.2 million in cash and cash equivalents, a decrease of $8.3 million in premises and equipment due to the sale of a building with a book value of approximately $7.7 million, and normal depreciation for the period. There was also a decrease of $22.3 million in other assets due primarily to a reduction in net securities sold not delivered.

As a result of strong commercial activity and management's focus to regain market share, the net loan portfolio, including loans held for sale, reflected an increase of 33.0% or $1.4 billion, reaching $5.5 billion at December 31, 2004, compared to the figures reported as of December 31, 2003. The mortgage loan portfolio grew $1.1 billion or 76.7% during 2004 compared to the December 31, 2003 mortgage loan portfolio. There was an 18.4% increase in mortgage loan production for the year ended December 31, 2004 compared to the same period in 2003. The commercial loan portfolio (including construction loans) and the consumer loan portfolio also reflected increases of $192.2 million or 8.6% and $50.1 million or 12.4%, respectively, as of December 31, 2004, compared to December 31, 2003.

Deposits at December 31, 2004 reflected an increase of $605.9 million or 14.6% compared to deposits of $4.1 billion as of December 31, 2003. This increase was also in line with the objective of enhancing customer activity and market share. Total borrowings at December 31, 2004 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, term and capital notes) increased $268.3 million compared to borrowings at December 31, 2003.

Financial Strength

Non-performing loans to total loans as of December 31, 2004 was 1.57%, a 76 basis point improvement over the reported 2.33% as of December 31, 2003, due to management actions on non performing loan recoveries. Non-performing loans at December 31, 2004 amounted to $87.5 million, an 11.0% improvement compared to $98.4 million as of December 31, 2003. There had been an improving trend in this indicator during 2003, which further continued throughout 2004.

The ratio of net charge-offs to average loans for the year ended December 31, 2004 improved 37 basis points to 0.56% from 0.93% reported for the year ended December 31, 2003. During 2004 there was a decrease in net charge-offs of $10.3 million compared to 2003. Net charge-offs for the quarter ended December 31, 2004 decreased $2.8 million, or 31.6%, compared to the same period in 2003. The annualized ratio of net charge-offs to average loans for the quarter ended December 31, 2004 improved 41 basis points to 0.45% from 0.86% for the same period in 2003. Management is committed and has directed its efforts to continue improving this ratio.

The allowance for loan losses to total non-performing loans at December 31, 2004 reached improved to 79.05% compared to 71.74% at December 31, 2003. Excluding non-performing mortgage loans (for which the Company has historically had a minimal loss experience) this ratio is 135.0% compared to 123.9% as of December 31, 2003. The allowance for loan losses represents 1.24% of total loans as of December 31, 2004, a 41 basis point reduction over the 1.65% reported as of December 31, 2003. The allowance for loan losses to total loans excluding mortgage loans as of December 31, 2004 was 2.30%.

As of December 31, 2004, total capital to risk-adjusted assets (BIS ratio) reached 11.90% and Tier I capital to risk-adjusted assets and leverage ratios were 9.27% and 6.36%, respectively.

Customer Financial Assets Under Control

Santander BanCorp is a client-focused organization that seeks to earn the trust of customers to manage their financial assets. As of December 31, 2004, the Company had over $12.8 billion in Customer Financial Assets Under Control, which represents a 20.2% or $2.2 billion increase over balances as of December 31, 2003. This is a significant part of the financial assets of Puerto Rico households and reflects the Company's strong positioning in its primary market. Customer Financial Assets Under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts; mutual fund assets managed, and trust, institutional and private accounts under management. The growth in customer financial assets and the stability of customer deposits is a strong indication of the Company's successful efforts to regain market share and reposition itself as a leading provider of financial services.

Shareholder Value

On July 9, 2004 the Board of Directors declared a 10% stock dividend to all shareholders of record as of July 20, 2004. The common stock dividend was distributed on August 3, 2004. Cash was paid in lieu of fractional shares. The earnings per share computations for all periods presented in the accompanying financial information have been adjusted retroactively to reflect this stock dividend.

SBP common stock price per share increased from $22.14 (after adjustment for the stock dividend) as of December 31, 2003 to $30.16 as of December 31, 2004, an increase of 36% or $374.2 million in market capitalization.

During the fourth quarter of 2004, Santander BanCorp declared a cash dividend of 16 cents per common share to its shareholders of record as of December 10, 2004, payable on January 3, 2005, resulting in a current annualized dividend yield of 2.12%.

There were no stock repurchases during the last three-quarters of 2003 and 2004 under the Stock Repurchase Program. As of December 31, 2004, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange and on Latibex (Madrid Stock Exchange). It has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 28 years. It offers a full array of services through 65 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,600 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Grupo Santander (SAN.MC, STD.N) ranks among the first top ten banks in the world and is the largest bank in the Euro Zone by market capitalization. Founded in 1857, Grupo Santander has 59 million clients and an extensive presence in more than 40 countries, with over 10.000 offices. It is the first Financial Group in Spain and Latin America and maintains an important business activity in Europe, where it reached a prominent presence in the United Kingdom through the acquisition of Abbey National. Grupo Santander also owns the third largest banking group in Portugal and Santander Consumer Finance, a leading consumer finance franchise with presence in Germany, Italy and seven other European countries.

In Latin America, Grupo Santander maintains a leading position where it manages over $114,000 million in business volumes (loans, deposits and off-balance sheets under management) and has 4,052 offices in ten countries, serving more than 12 million individual clients and approximately half a million small and medium sized companies. As of the third quarter 2004, Grupo Santander obtained a net attributable income of $1,225 million in Latin America, an increase of over 8.8% over the same period last year.

Projected calendar for SBP reporting 2005 quarterly financial results

First quarter results - April 28, 2005

Second quarter results - July 28, 2005

Third quarter results - October 27, 2005

Fourth quarter results - January 27, 2006

For more information contact:

María Calero (787) 777-4437

Evelyn Vega (787) 777-4546

 1 On a tax equivalent basis.

2 After giving retroactive effect for the 10% stock dividend declared on July 9, 2004.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.